UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2024

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota			001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

13200 Pioneer Trail	Eden Prairie	Minnesota		55347
(Address of Principal Executive Offices)				(Zip Code)

Registrant's telephone number, including area code   952-829-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, Winnebago Industries, Inc. (the “Company”) announced that Huw S. Bower, the Company’s President, Winnebago Outdoors, will be departing the Company on August 31, 2024. Mr. Bower’s employment is terminating under circumstances that entitle him to severance benefits in accordance with the Company’s Executive Officer Severance Plan. Christopher D. West, who currently serves as the Company’s Senior Vice President, Enterprise Operations and Barletta Boats, will become President, Winnebago Outdoors, effective September 1, 2024.

A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Winnebago Industries, Inc. dated August 13, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	August 13, 2024	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Senior Vice President, General Counsel, Secretary and Corporate Responsibility